Shopping Center KERNAN VILLAGE          Lease No. RTL GL00-003
                                        Effective Date/
Premises Address Kernan Boulevard       Lease Date August 22, 2002

                                  GROUND LEASE

      THIS GROUND LEASE is made as of the date set forth above (the "Effective Date") between:

                  PROPERTY MANAGEMENT SUPPORT, INC., a Florida corporation, as Trustee of KERNAN WEST LAND
                  TRUST u/t/a dated November 13, 2001
                  One Sleiman Parkway
                  Jacksonville, Florida 32216
                  Telephone (904) 731-8806, Fax (904) 731-1109
                  ("Landlord"), and

                  OCEANSIDE BANK, INC.,
                  a Florida corporation
                  1315 South Third Street
                  Jacksonville Beach, Florida 32250
                  Telephone (904) 247-9494
                  Fax No. (904) 247-9402
                  Taxpayer I.D. No. 58-2232148
                  ("Tenant")

      IN CONSIDERATION of the rents, covenants and agreements hereinafter reserved and contained, Landlord demises and leases to Tenant, and Tenant rents from Landlord, that Land identified below.

      1. Components of Ground Lease; Definitions. This Ground Lease (the "Lease") shall consist of this instrument and its attached exhibits and addenda (if any) identified in the Attachment Schedule at the end hereof, all of which must be construed together. As used in this Lease, the following terms shall have the meanings indicated:

            (a) "Land" means that certain real property described in Exhibit A and shown on Exhibit A-1, which are attached hereto and incorporated herein by this reference. The Land is subject to See Addendum.

            (b) "Improvements" means all structures and other improvements which shall be constructed or placed on the Land from time to time.

            (c) "Premises" means the Land together with all Improvements.

            (d) The "Term" of this Lease consists of the following "Inspection Period", "Permitting Period", "Construction Period", "Primary Term" and each "Extension Period," which is properly exercised in accordance with this Lease:

                  (1) "Inspection Period" shall mean that Sixty (60) days after the Effective Date within which, at Tenant's sole discretion and at Tenant's sole cost and expense, to perform any assessments and examinations of the Land as Tenant may elect and study the feasibility of Tenant's Permitted Use on the Land. Landlord agrees to cooperate with all reasonable requests of Tenant in the course of the Inspection Period, which shall include providing access to the Land and its records, and furnishing whatever additional information Tenant may reasonably request at no material expense to Landlord. If at any time during the Inspection Period Tenant determines that the Land is not suitable for Tenant's Permitted Use due to adverse environmental, survey or market conditions, or for any other reason in Tenant's sole discretion, Tenant may by written notice to Landlord cancel this Lease, whereupon the parties shall thereafter have no further rights or obligations hereunder. Tenant agrees to indemnify and hold Landlord harmless from any expense or liability arising from or related to Tenant's actions during the Inspection Period. The Tenant's obligation to indemnity Landlord contained in the preceding sentence shall survive any termination of this Lease.

                  (2) "Permitting Period" shall mean that period of time commencing on the Effective Date and ending One Hundred Eighty (180) days thereafter during which Tenant shall, at its sole cost and expense, obtain all necessary permits and approvals for the construction of the Premises and the operation of its Permitted Use thereon.

                  (3) "Construction Period" shall mean that period of time commencing upon the expiration of the Permitting Period and ending One Hundred Eighty (180) days thereafter during which Tenant shall construct the Improvements on the Land in accordance with the Plans.

                  (4) "Primary Term" means twenty (20) Lease Years (plus the partial calendar month at the beginning of that period, if applicable), beginning on the Rent Commencement Date described below.

                  (5) "Extension Period" means two (2) successive options to extend the Term of this Lease for a period of ten (10) Lease Years each, if exercised as described below.

            (e) "Base Rent". Tenant's annual Base Rent at the beginning of the Primary Term shall be SEVENTY FIVE THOUSAND AND 00/100 Dollars ($75,000.00) payable in monthly installments of SIX THOUSAND TWO HUNDRED FIFTY AND 00/100 Dollars ($6,250.00). The Base Rent shall be increased by Twelve and a half (12.5%) percent every five Lease Years throughout the Term and Extension Period(s).

            (f) "Percentage Rent" means an amount calculated as described below, using a "Percentage Rent Factor" of N/A percent (N/A%) of Tenant's gross sales and a "Breakpoint" of $N/A.


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            (g) "Permitted Use" means Tenant's use of the Premises for banking-financial/ insurance related services and legal services attorneys. "Permitted Name" means the trade name Oceanside Bank used by Tenant in its operation of the Premises.

            (h) "Security Deposit" means the sum of SEVEN THOUSAND ONE HUNDRED EIGHTY SEVEN AND 50/100 Dollars ($7,187.50), to be paid by Tenant to Landlord upon the execution of this Lease, and to be held by Landlord without interest, commingled with other funds of Landlord throughout the Term.

            (i) "Landlord's Approval" means Landlord's written approval of the Plans. Such approval shall include but not be limited to approval of colors and materials used in the construction of the Improvements, as well as architectural approval rights, it being acknowledged and agreed by Tenant that Landlord has a legitimate and bonafide interest in promoting consistency and harmony between the Improvements and the remainder of Landlord's development. Further, Tenant acknowledges and agrees that any approval given by Landlord shall not be construed as approval from or compliance with any governmental or quasi-governmental agency that from whom Tenant may also be required to gain approval.

            (j) "Lease Year" means a period of twelve (12) calendar months beginning on the first day of the first full calendar month that occurs during the Primary Term of this Lease, or on an anniversary thereof; provided, however, that the partial calendar month, if any, that occurs at the beginning of the Primary Term shall be added to the first Lease Year.

            (k) "Plans" mean, collectively, all plans and specifications for the construction of Improvements on the Premises. The Plans shall be approved in accordance with any and all requirements of the Declaration and Special Warranty Deed, including without limitation architectural review approval and shall have received Landlord's Approval.

            (l) "Shopping Center" shall mean that retail development described on Exhibit A adjacent to the Land, including all improvements now or hereafter constructed thereon. Landlord may from time to time convey portions of the Shopping Center to third parties and retain the balance of the Shopping Center in Landlord's own name.

      2. Rent Commencement. Rent shall begin to accrue upon the "Rent Commencement Date," which is the earlier of:

            (a) The first day after the end of the Construction Period, regardless of whether the Improvements have been completed; or

            (b) The date on which Tenant opens the Premises for business.

      3. Length of Term.

            (a) Length. The Term of this Lease shall begin on the Effective Date and shall end at midnight on the last day of the calendar month in which the Term expires, unless this Lease is sooner terminated or properly extended as hereinafter provided.

            (b) Recapture. If after the Rent Commencement Date Tenant ceases its operation of the Permitted Use within the Premises for a period of sixty (60) consecutive days (or one hundred eighty (180) days if due to reconstruction or repairs after a casualty or renovations voluntarily undertaken by Tenant), Landlord may at any time thereafter, but prior to Tenant recommencing its operation of the Permitted Use within the Premises, terminate this Lease at Landlord's option by notice thereof to Tenant, in which event Tenant shall, unless otherwise expressly provided herein and excepting Tenant's obligations that have accrued prior to such date, have no further rights or obligations hereunder. The cessation of Tenant's operation of the Permitted Use shall in no event release Tenant from any of Tenant's obligations or liabilities hereunder, including but not limited to the obligation to pay all rent and other charges due under this Lease, unless Landlord terminates this Lease as described in the preceding sentence.

            (c) Option to Extend. So long as Tenant is not then in default of its obligations under this Lease, Tenant shall have the option to extend the Term of this Lease for the Extension Periods upon the same covenants and conditions as provided herein, subject to the adjustments of the Rent described above. Tenant shall give Landlord written notice of its election whether to extend the Term not less than ninety (90) days nor more than one hundred eighty
(180) days prior to the end of the Primary Term or then current Extension
Period.

      4. Use of Premises. Tenant (which for the purposes of this Section shall include Tenant's employees, agents and contractors) shall use the Premises only for the Permitted Use, under the Permitted Name, and for no other purpose without Landlord's prior written consent.

            (a) Compliance with Law. Tenant agrees to use the Premises strictly in accordance with the law (which term shall include all statutes, ordinances, public or quasi-public rules, private land use restrictions, court rulings and the like), including but not limited to all present and future environmental laws as well as the provisions of the Declaration and Special Warranty Deed.

            (b) Costs; Indemnity. Tenant shall be responsible for all costs of such compliance, including but not limited to any cleanup or remediation, that may be required as a result of Tenant's use or occupancy of the Premises. Tenant hereby indemnifies Landlord and Landlord's shareholders, partners, lenders, officers, directors, agents and employees against any liability or expense that may result from Tenant's use or occupancy of the Premises, including that which may result from Tenant's violation of any such environmental laws. Landlord warrants that as of the Effective Date, the Land is not in violation of any such environmental laws.

            (c) Waste. Tenant agrees not to permit or commit any waste or nuisance within the Premises or the Shopping Center. Without limiting the generality of the foregoing statement, Tenant agrees (i) not to allow any offensive noises, odors, vibrations or lights to emanate from the Premises, (ii) to maintain a regular, professional program of pest control within the Premises (including without limitation termite prevention for any applicable portion of the Premises or Tenant's personalty, furniture, fixtures or equipment), and
(iii) to keep the area immediately in front of the Premises relatively free of litter.

                  (i) Tenant agrees that it shall install a concrete garbage dumpster pad and enclosure constructed of brick or split-faced block for the operation of a garbage compactor or free-standing dumpster, as required, with a water line, if required, at its sole cost and expense, in a location approved by Landlord. Tenant shall arrange for garbage/dumpster service with the appropriate size container and number of weekly pickups as needed to accommodate all of its refuse and shall pay for such service directly, or shall reimburse Landlord, on a monthly basis if Landlord is required to pay for such service on behalf of Tenant. Tenant agrees that it will police the dumpster area and keep it free of rubbish and any matter or substance that could cause an unsanitary condition. Nothing contained herein shall relieve Tenant of paying its prorata share of CAM expense in accordance with the terms of this Lease.

                  (ii) Any breach of the foregoing by Tenant shall be a material default hereunder, in respect of which Landlord may exercise any or all rights and remedies provided in this Lease including, without limitation, the right to terminate this Lease.


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            (d) Access. Landlord shall have the right to enter the Premises at reasonable times upon not less than three (3) days' prior written notice to inspect or to exhibit same to prospective purchasers or mortgagees.

      5. Rent. Tenant agrees to pay to Landlord the Rent at the address of Landlord specified above, or at such other place hereafter designated by Landlord, without notice or demand in advance upon the first day of each calendar month during the Primary Term, with a pro rata payment on the first day of any partial month at the beginning of the Primary Term.

      6. Reimbursements. Except for those costs which are to be borne by Landlord as specified in this Lease, it is the intent of the parties that this shall be an absolute "triple-net" or "bond" lease, and that all expenses of Tenant's use or occupancy of the Premises, all ad valorem taxes and special assessments, costs of insurance, maintenance (including but not limited to interior, structural, exterior and roof maintenance) and repairs, shall be paid by Tenant as of the Effective Date in addition to the rents specified herein. Tenant shall provide Landlord written proof evidencing each payment required under this Section 6, not later than thirty (30) days after such payment is remitted. It is the intent of the parties hereto that the Landlord shall incur no costs associated with the Premises, such costs being paid by Tenant.

      7. Utilities, etc. Landlord shall not be liable in the event of any interruption in the supply of any utilities unless due to the negligence or misconduct of Landlord, its agents or employees. Tenant shall be solely responsible for and shall promptly pay all charges for use or consumption of water, sewer, gas, electricity, telephone and any other utility services at the Premises. Tenant shall promptly and properly dispose of all garbage from the Premises in proper receptacles.

      8. Construction Obligations. Tenant shall at its expense construct all Improvements (including any alterations or additions under Section 10 below, and any restorations or repairs under Section 12, below) in a good and workmanlike manner, in accordance with the Plans. As part of Tenant's construction of the Improvements, Tenant shall pay all permit fees (and shall reimburse Landlord those sums previously paid by Landlord for permit fees for the Premises, whereupon Tenant shall be entitled to retain the credit for such payment) for the performance of Tenant's construction, as well as any "impact fees" or similar charges related to the Premises, which for this purpose shall include those fees charged by governmental or quasi-governmental entities, public or private utilities, development agencies, property owners associations, and the like which must be paid for the purpose of obtaining a building permit, an occupational or business license or utilities service.

      9. Assignment and Subletting.

            (a) Except as provided in this Section, Tenant shall not assign this Lease in whole or in part or sublet all or any part of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. For this purpose, the term "assignment" shall include not only a direct assignment of this Lease, but also any indirect assignment by virtue of the transfer of a controlling interest in Tenant or Tenant's business, whether voluntarily or otherwise.

            (b) In order to obtain Landlord's consent to a proposed assignment or subletting, the following conditions must be fulfilled, as well as any other reasonable requirements of Landlord:

                  (1) Landlord shall be provided with at least thirty (30) days' written notice prior to any proposed assignment or subletting, which shall contain the full economic terms of the transaction plus such other information about the proposed assignment or subletting as Landlord may request;

                  (2) Tenant and Guarantor shall remain liable under this Lease (unless Landlord exercises its first refusal option pursuant to paragraph 9(c) below);

                  (3) Any proposed assignee or sublessee shall assume, in a written instrument acceptable to Landlord, all of the obligations of Tenant hereunder;

                  (4) Landlord shall have the right to review and approve the financial condition and business experience of the proposed assignee;

                  (5) The proposed assignee's use of the Premises shall comply with this Lease and shall not violate any statute, ordinance, public or quasi-public rule, private land use restriction, court ruling or the like, including but not limited to all present and future environmental laws; and

                  (6) With each proposed assignment or sublease instrument which Tenant may submit to Landlord for its approval or disapproval, Tenant shall pay to Landlord, in advance, but no later than submittal, a non-refundable administrative review fee of Five Hundred Dollars ($500.00).

            (c) Landlord shall have the right of first refusal as to any proposed assignment or subletting by Tenant. Within fifteen (15) days after Tenant notifies Landlord of a proposed assignment or subletting as required by paragraph 9(b) above, Landlord shall advise Tenant in writing whether Landlord elects to exercise its right of first refusal, and if so, Landlord and Tenant shall then proceed to consummate the transaction in accordance with the terms and conditions of Tenant's proposed assignment or subletting. Should Landlord not exercise its right of first refusal as to a particular assignment or subletting within said 15-day period, Tenant shall then have ninety (90) days within which to complete the assignment or subletting in accordance with the terms and conditions disclosed to Landlord pursuant to paragraph 9(b) above. After the assignment or subletting has been completed, or if said 90-day period expires before the assignment or subletting has been completed, Landlord shall again have the right of first refusal as to any proposed assignment or subletting, in accordance with the terms of this subparagraph.

      10. Alterations; Signs; Repairs. At Tenant's election, Tenant may alter, add to or remove Improvements from time to time; provided that (i) any Improvements removed by Tenant are replaced promptly thereafter with Improvements of substantially similar value and (ii) the alterations or addition of any Improvements shall be strictly in accordance with the requirements of
Section 8 above. All signs installed on the Premises shall be installed by Tenant, in its sole discretion and at its expense, in accordance with applicable law. Tenant shall be solely responsible for all repairs to the Improvements and shall maintain the Premises in good operating condition and appearance, subject to normal wear and tear. Upon the full execution of this Lease, Tenant shall tender a signage deposit in the amount of Five Hundred Dollars ($500.00) to ensure that the signage contemplated in this Section shall be properly installed. Upon the complete installation of such signage, Landlord shall inspect its installation and, if installed properly, shall refund the signage deposit, less Landlord's Seventy Five Dollar ($75.00) inspection fee. Tenant acknowledges that, as a material inducement to Landlord's agreement to enter into this Lease Tenant shall not allow General Sign Company or Beach Neon Sign Company, any of


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their employees, affiliates or successors to perform any work on the shopping
Center or any of its components. Any violations of the preceding sentence shall be a default under this Lease.

                                        Initials:
                                        Landlord _____     Tenant _____

      11. Insurance.

            (a) Tenant. Tenant shall maintain at its own cost and expense (i) coverage against loss or damage by fire or other casualty and extended coverage in an amount equal to the replacement cost of the Improvements on the Premises and all contents located on or within the Premises, and (ii) liability insurance coverages in such forms and amounts as are reasonable or customary for the insurance of similar businesses in the vicinity, but in no event less than combined single limits coverage of $5,000,000.00.

            (b) Evidence, etc. Tenant shall furnish duplicate policies or certificates evidencing the insurance coverages required by this Section, and naming Landlord (and, if required, Landlord's lender) as additional insureds under Tenant's liability insurance.

      12. Casualty. If the Improvements shall be damaged or destroyed in whole or in part by fire or other casualty, any insurance proceeds shall be paid to a mutually acceptable insurance trustee to be held in trust for the purposes described in this Section, and Tenant shall proceed promptly with the restoration or repair of the Improvements in accordance with the requirements of
Section 8 above. If such fire or other casualty occurs during the last two (2) Lease Years of the Term, Tenant may, in lieu of any such restoration or repair, have the right to terminate this Lease upon thirty (30) days' prior written notice to Landlord, in which event Tenant shall pay to Landlord all Rent due under this Lease through such early termination date, together with all insurance proceeds due on account of any damage or destruction of the Premises or any part thereof less and except only insurance proceeds attributable to Tenant's furniture, trade fixtures, equipment and personal property. If, however, Tenant does not elect to terminate the Lease as described in this
Section 12, Tenant shall commence restoration as soon as reasonably possible and shall diligently pursue such restoration until the Premises and Improvements thereon are restored to their condition immediately prior to such damage or destruction.

      13. Condemnation.

            (a) If the entire Premises is taken by any governmental authority through condemnation proceedings, this Lease shall terminate on the date title to the Premises vests in such condemning authority. In such event, Landlord shall be entitled to that portion of the award attributable to the value of the Land, the value of Landlord's interest in this Lease had the Premises not been condemned (including the right to receive payment for all sums required to be paid by Tenant hereunder for the remainder of the Term) and the value of Landlord's residual right to the Improvements upon the expiration of this Lease. Tenant shall be entitled to that portion of the award attributable to the value of the Improvements reduced by the value of Landlord's reversionary interest therein.

            (b) If any material portion of the Premises is taken by any governmental authority rendering the Premises, in Tenant's reasonable business judgment, unsuitable for its Permitted Use, Tenant may terminate this Lease by giving Landlord written notice of its election not later than thirty (30) days after the date Tenant is notified of such taking. In the event of such termination, Landlord and Tenant shall divide the award attributable to the Land and Improvements between themselves in the same manner as described in paragraph 13(a) above, and this Lease shall terminate on the date such authority takes legal title to the Premises or portion thereof. If this Lease is terminated at Tenant's election pursuant to this paragraph 13(b) during the last three (3) years of the Term, then, notwithstanding the provisions of this Section 13, Landlord shall be entitled to the entire award.

            (c) In the event Tenant does not elect to terminate this Lease as provided in paragraph 13(b) above, Landlord shall be entitled to that portion of the award attributable to the Land taken. Tenant shall be entitled to that portion of the award attributable to the Improvements, provided that Tenant shall restore the Premises to an architectural whole in substantially its condition prior to the taking.

            (d) Tenant and Landlord shall cooperate in any condemnation proceedings, whether or not this Lease is terminated. In any condemnation action, Tenant shall be entitled to make separate claims for Tenant's Personal Property, its loss of business, loss of good will and relocation costs, provided that such claims do not diminish Landlord's award.

      14. Default.

            (a) By Tenant. In the event that (i) Tenant does not pay the rent or any other sum due from Tenant at the time and in the amount stated in this Lease or within thirty (30) days thereafter, without notice or demand except as otherwise herein required, or (ii) Tenant fails to keep and perform any other condition, stipulation or agreement (except the payment of any sum of money due under this lease) herein contained and such default shall continue for sixty
(60) days after written notice thereof (or, if such default cannot be cured within sixty (60) days, if Tenant does not begin curing the default within sixty
(60) days after notice and diligently proceed in good faith to cure the default), or (iii) Tenant is served with three (3) or more Default Notices by Landlord within a twelve (12) month period, or (iv) Tenant's interest hereunder or all of its property on the Premises is sequestered or taken under execution or other legal process, or (v) Tenant files or has filed against it pursuant to any statute of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or makes an assignment for the benefit of its creditors, then and in any of such events, Landlord may, at Landlord's option, in addition to any and all other remedies available by law or in equity:

                  (1) terminate this Lease and re-enter the Premises, in which event the parties shall have no further rights or obligations hereunder; or

                  (2) perform such obligation (other than payment of rent) on Tenant's behalf and charge the cost thereof to Tenant as additional rent; or

                  (3) take possession of the Premises (including all personal property and fixtures located therein), without terminating this Lease; or

                  (4) declare the Rent and all other sums due hereunder for the remainder of the Term to be immediately due and payable.

In the event Landlord elects to retake possession of the Premises from Tenant, Landlord shall use all reasonable efforts to re-let the Premises on Tenant's behalf, and shall, at Landlord's election, apply the net fair market value of any of Tenant's personal property and fixtures retained by Landlord (or the proceeds thereof) to the obligations of Tenant under this Lease. In the event such a lease is entered into for the account of Tenant, Tenant agrees to pay any deficiency after crediting it with the rent thereby obtained, less all repairs and expenses, including the reasonable costs of remodeling and brokerage fees, and Tenant waives any claim it may have to any rent obtained on such re-letting which may be in excess of the rent required to be paid herein by Tenant.

            (b) By Landlord. In the event Landlord shall fail to keep and perform any of the conditions, stipulations or agreements herein contained and such default shall continue for thirty


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(30) days after written notice thereof (or, if such default cannot be cured within thirty (30) days, if Landlord does not begin curing the default within thirty (30) days after notice and diligently proceed in good faith to cure the default), then Tenant shall have such rights and remedies as may then be provided by law or equity.

            (c) Costs, etc. In the event of a dispute under this Lease, the prevailing party shall be entitled to recover its costs, including reasonable attorney's fees (whether or not suit be brought), in order to enforce its rights hereunder.

            (d) Late Charges, etc. In addition to the remedies provided above,
(i) all sums due under this Lease will bear interest at the highest rate allowed by law beginning ten (10) days after they are due, and (ii) a late charge will be imposed if any payment under this Lease is not made within five (5) days after it is due, in an amount equal to the greater of $250.00 or five percent (5%) of the delinquent payment.

      15. Attornment; Subordination. This Lease is subordinate to all present and future mortgages, ground leases and financing leases encumbering the Premises. If requested, Tenant shall execute a subordination, non-disturbance and attornment agreement ("SNDA") with the holder(s) of such instrument(s), under which Tenant shall in the event of the sale or assignment of Landlord's interest in the Premises, or in the event of any foreclosure or exercise of the power of sale under any mortgage made by Landlord covering the Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease, on the terms contained in the SNDA. The SNDA shall specifically affirm the subordination of Tenant's rights under this Lease to the lien of any mortgage, ground lease or financing lease now or hereafter encumbering the Premises, and Tenant's agreement not to take any action to enforce its rights against Landlord for an alleged default under this Lease without first giving the holder of such financing written notice of that default and a reasonable opportunity to cure same pursuant to the SNDA.

      16. Quiet Enjoyment. Tenant, upon paying the rents and performing all of the terms on its part to be performed, shall peaceably and quietly enjoy the Premises subject, nevertheless, to the terms of this Lease.

      17. End of Term. At the expiration of this Lease, Tenant shall surrender the Premises (including the Improvements) to Landlord in operable condition, reasonable wear and tear excepted, and shall deliver all keys and combinations of locks or safes to Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property, trade fixtures, signs and decorations (provided Tenant is not then in default hereunder), and shall repair any damage caused thereby. If Tenant fails to remove any of its property at the expiration of this Lease, said property shall be deemed abandoned and shall, at Landlord's option, become the property of Landlord. Any holding over after the expiration of the Term without the written consent of Landlord shall be construed to be a tenancy at sufferance on a month-to-month basis and shall otherwise be on the terms herein specified so far as applicable, except that the Rent payable during such holdover period shall be 200% of the Rent payable immediately prior to the expiration of the Term.

      18. Limitation of Liability. Tenant agrees that it shall look solely to the estate and property of Landlord in the Premises, subject to rights of any mortgagee of the Premises not affiliated with Landlord which shall have priority, for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord; and no other property or assets of Landlord, its lenders, successors or assigns shall be subject to levy, execution or other process for the satisfaction of Tenant's remedies. Neither Landlord nor Tenant shall be responsible for indirect or consequential damages suffered by it due to the breach or alleged breach of this Lease by the other party. Both parties hereby waive any rights to such damages or to punitive damages in the event of such a breach, even if any of such damages be allowed by law.

      19. Estoppel Statements, etc. Each party shall, upon the request of the other, execute and deliver such ratifications, certifications, warranties or information, addressed to the requesting party, its lenders, or others, concerning the status of the Lease and the parties' performance hereunder as may from time to time be reasonably requested. If the recipient of such a request fails to respond thereto within ten (10) days after receipt, the information sought to be confirmed shall be conclusively deemed correct and complete in all respects.

      20. Commissions. Neither party has dealt with any broker or other person who has or may have any claim against Landlord or Tenant for a brokerage commission, finder's fee or like payment arising out of or in connection with this Lease or the tenancy created hereby, and each party hereby indemnifies the other against any such brokerage claims arising by, through or under the indemnifying party.

      21. Rental Taxes. With each payment of rent and other charges due under this Lease, Tenant shall also pay any rental, sales or similar taxes imposed on those amounts.

      22. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Additional information regarding radon and radon testing may be obtained from your county public health unit.

      23. Construction Liens. Landlord's interest in the Premises shall not be subject to liens for the Improvements or any other materials or work conducted by or ordered by Tenant, whether or not such work is permitted by this Lease or approved by Landlord, and Tenant shall record a memorandum in the public records of Duval County, Florida to that effect and shall notify the contractor or other party making any such improvements of this exclusion.

      24. Notices. Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be in writing, and shall be sent to the address of the recipient indicated above or to such other address as that party may hereafter designate in writing, either by personal delivery, by fax transmission, by recognized overnight courier, or by U.S. certified mail, return receipt requested. "In the event the Tenant is an out-of-state or foreign corporation, Tenant agrees that its local store manager or supervisor at the leasehold premises is authorized and will accept service of process on Tenant's behalf. If said Tenant has designated a registered agent in the State of Florida, that designate will also be copied with any such service of process, complaint, petition, etc."

      25. Miscellaneous.

            (a) No Waiver. Failure of either party to insist upon the strict performance of any provision of this Lease shall not be construed as a waiver in the future of any such provision, rule or regulation.


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

            (b) Recording. Neither party will file this Lease in the public records without the written consent of the other; however, upon the request of either party, a short form or memorandum of this Lease shall be executed and recorded, containing such pertinent information as the parties hereto may mutually approve.

            (c) Partial Invalidity. If any provision of this Lease or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

            (d) Provisions Binding, etc. Except as otherwise expressly provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representatives, permitted successors and assigns, and any sale by Landlord of the Land shall be subject to this Lease.

            (e) Entire Agreement. This Lease sets forth the entire agreement between the parties. Any prior representations or understandings, whether oral or written, are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party sought to be charged. The captions and numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any Section, nor in any way affect the interpretation of this Lease.

            (f) Time. Time is of the essence of this agreement.

            (g) Security Deposit; etc. Notwithstanding the foregoing, Tenant agrees that Landlord may deposit into its bank account any Security Deposit and any prepayment of rent Tenant may make to Landlord prior to Landlord's execution of the Lease. However, if the Lease is not subsequently executed by Landlord, Landlord agrees to return the Security Deposit and prepaid rent, if any, to Tenant and Tenant shall not be entitled to any other remedy or claim of action against Landlord on account of Landlord's having deposited said sums into its bank account, or having not executed the Lease, or otherwise.

            (h) Personal Property Taxes. Prompt payment of all taxes imposed on fixtures, equipment, and other personalty located in or about the Premises or imposed on Tenant's business conducted therein shall be the sole responsibility of Tenant.

            (i) Mutual Execution. The parties hereto agree and understand that this Lease shall not be construed as legally binding until it has been fully executed by all parties hereto. Any expense or adverse change in financial condition incurred by either party in reliance on the terms of this Lease prior to the time it is fully executed shall be at such party's peril, with no right of reimbursement or recovery from the other party.

      26. Leasehold Mortgages. Landlord agrees that Tenant shall have the right to mortgage and collaterally assign its interests in this Lease, including without limitation granting security interests for Small Business Administration loans, provided that:

            (a) All rights acquired under such mortgages and assignments shall be subject to each and all of the conditions, covenants and restrictions set forth in this Lease, and to all rights and interests of Landlord herein, none of which shall be waived by Landlord by reason of Tenant's right to so mortgage and assign its interest in this Lease. Tenant shall promptly provide Landlord with copies of any and all leasehold mortgages and assignments and any related documents.

            (b) No modification or cancellation of this Lease by joint action of Landlord and Tenant shall be binding upon a leasehold mortgagee unless thirty
(30) days' prior written notice thereof has been given to such leasehold mortgagee.

            (c) Landlord shall, upon serving Tenant with any notice of default, also serve a copy of such notice upon the holder of any leasehold mortgage. The leasehold mortgagee shall have the same length of time afforded Tenant under this Lease to remedy the default noticed, and Landlord shall accept performance by such leasehold mortgagee as if same had been performed by Tenant.

            (d) In the event Tenant has not obtained its Small Business Administration loan within ninety (90) days after the Effective Date, this Lease shall terminate and the parties shall have no further liabilities or obligations hereunder, except those that have arisen or accrued.

            (e) The leasehold mortgagee or its assignee shall have the right to acquire Tenant's leasehold at foreclosure sale or by an assignment in lieu thereof, and shall then have the unqualified right to reassign the leasehold estate and to exercise any options available to Tenant under this Lease; provided, however, that any subsequent assignment of the leasehold estate shall be subject to the provisions of Section 9 hereof.

            (f) The leasehold mortgagee shall be bound by the terms of Sections 12 and 13 of this Lease with respect to any casualty or condemnation affecting the Premises; provided, however, that in the event of a casualty or condemnation that results in a termination of this Lease by Landlord, the leasehold mortgagee shall be entitled to receive from any insurance proceeds or condemnation award attributable to the Premises improvements (but not to the land itself) that part of its loan, if any, that represents either the original cost of such Premises improvements, any expansion or renovation of such Premises improvements, or any refinancing of such costs.

            (g) In no event shall this Section 26 or anything contained elsewhere in this Lease be deemed or construed to require or constitute a subordination of Landlord's fee simple interest in the Premises to any borrowings or obligations of Tenant, for whatever purpose they might be incurred.

      27. Guaranty. To induce Landlord to enter into this Lease, the undersigned Guarantors, by joining in the execution of this Lease, hereby:

            (a) Unconditionally guarantee to Landlord the timely performance of all of the obligations and duties of, and the timely payment of all sums owed by, Tenant under the Lease, including but not limited to all expenses incurred in the enforcement or interpretation of this Guaranty or of the Lease, and the enforcement of Landlord's rights thereunder or in any collateral given by Tenant or others as security for Tenant's obligations under the Lease;

            (b) Agree (i) that the undersigned is bound by and subject to all of the provisions of the Lease, (ii) that the discharge of Tenant, whether by operation of law, voluntary release by Landlord, or otherwise, will not operate to release the undersigned from the obligations of this Guaranty, and (iii) that this Guaranty constitutes a guarantee of payment and performance when due, and not a guarantee of collection;

            (c) Waive promptness, diligence, presentment, demand of payment, protest, order and notice of any kind in connection with the Lease and this Guaranty, and agree to the exercise by Landlord of each and every right set forth in the Lease or permitted by law, all without notice to the undersigned Guarantors and without first or contemporaneously proceeding against any other person who may be liable under the Lease, or otherwise seeking performance from such person; and


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

            (d) Agree (i) that the obligations of the undersigned Guarantors pursuant to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Lease against Tenant, the absence of any action to enforce Tenant's obligations under the Lease, any waiver or consent by with respect to any provisions thereof, the entry by Landlord and Tenant into any amendment or modification of the Lease (with or without the consent of or notice to the undersigned (Guarantors), any acquisition of, exercise of rights with respect to, or release of, any collateral or other credit support for (including any other guarantor of) the obligations of Tenant under the Lease, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety, and (ii) that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any obligation guaranteed hereby is rescinded or must otherwise be restored by Landlord.

                      [SIGNATURES FOLLOW ON THE NEXT PAGE]


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

      IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Signed in the presence of:
                                             Landlord:

___________________________________       PROPERTY MANAGEMENT SUPPORT, INC., a
Witness Florida corporation, as Trustee of KERNAN WEST LAND TRUST u/t/a dated November 13, 2001

___________________________________       By: /s/ Peter D. Sleiman
Witness                                      -----------------------------------
                                             Peter D. Sleiman, Vice President


                                             Tenant:

                                          OCEANSIDE BANK, INC., a Florida
___________________________________     corporation
Witness

___________________________________       By: /s/ Barry W. Chandler
Witness                                      -----------------------------------
                                             Print Name: Barry W. Chandler
                                             Title: President/CEO


                                             Guarantor(s):

                                          OCEANSIDE BANK, INC., a Florida
___________________________________     corporation
Witness

___________________________________       By: /s/ Barry W. Chandler
Witness                                      -----------------------------------
                                             Print Name: Barry W. Chandler
                                             Title: President/CEO


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

                                    EXHIBIT A
                                      Land
                            LEGAL DESCRIPTION OF LAND

A portion of Section 21, Township 2 South, Range 28 East, Jacksonville, Duval County, Florida and being more particularly described as follows: commence at the intersection of the Southerly right-of-way line of Atlantic Boulevard (a variable width right-of-way as now established) with the Westerly right-of-way line of Kernan Boulevard South (a 200-foot right-of-way as now established), thence South 00(degrees)44'44" East, along last mentioned Westerly right-of-way line, 978.67 feet to the Point of Beginning; thence continue South 00(degrees)44'44" East along said Westerly right-of-way line, 148.00 feet; thence South 89(degrees)15'16" West, departing said Westerly right-of-way line,
285.00 feet; thence North 00(degrees)44'44" West, 148.00 feet; thence North 89(degrees)15'16" East, 285.00 feet to the Point of Beginning, containing 0.968 acres, more or less.

                                 Shopping Center

                      LEGAL DESCRIPTION OF SHOPPING CENTER

All that certain tract or parcel of land being a portion of Section 21, Township 2 South, Range 28 East, Jacksonville, Duval County, Florida and being more particularly described as follows: for a point of reference, commence at the intersection of the Southerly right-of-way line of Atlantic Boulevard (a variable width right-of-way as now established) with the Westerly right-of-way line of Kernan Boulevard South (a 200-foot right-of-way as now established); thence South 00(degrees)44'44" East, along last mentioned Westerly right-of-way line, 229.12 feet to the Point of Beginning; thence continue South 00(degrees)44'44" East, along said Westerly right-of-way line, 749.55 feet; thence South 89(degrees)15'16" West, 289.94 feet; thence North 00(degrees)44'44" West, 188.12 feet; thence South 89(degrees)15'16" West, 117.57 feet; thence North 00(degrees)44'44" West, 123.64 feet; thence South 89(degrees)15'16" West,
10.66 feet; thence North 00(degrees)44'44" West, 28.47 feet; thence South 89(degrees)15'16" West, 10.00 feet; thence North 00(degrees)44'44" West, 78.86 feet; thence North 05(degrees)45'28"East, 41.27 feet; thence North 00(degrees)44'44" West, 133.38 feet; thence North 89(degrees)15'16" East, 125.50 feet; thence North 00(degrees)44'44" West, 175.00 feet; thence North 15(degrees)00'12"West, 62.68 feet; thence South 74(degrees)59'48" East, 291.94 feet to the Point of Beginning.

TOGETHER WITH:

All that certain tract or parcel of land being a portion of Section 21, Township 2 South, Range 28 East, Jacksonville, Duval County, Florida and being more particularly described as follows: for a point of reference, commence at the intersection of the Southerly right-of-way line of Atlantic Boulevard (a variable width right-of-way as now established) with the Westerly right-of-way line of Kernan Boulevard South (a 200-foot right-of-way as now established); thence South 00(degrees)44'44" East, along last mentioned Westerly right-of-way line, 978.67 feet; thence South 89(degrees)15'16" West, 289.94 feet to the Point of Beginning; thence continue South 89(degrees)15'16" West, 860.06 feet; thence North 00(degrees)44'44" West, 988.72 feet; thence North 89(degrees)15'16" East,
158.70 feet to a point of curvature; thence in a Northeasterly direction, along the arc of a curve, said curve being concave Northwesterly and having a radius of 45.00 feet, a chord bearing and distance of North 42(degrees)53'46" East,
65.13 feet to the point of tangency of said curve; thence North 00(degrees)44'44" West, 217.33 feet to the said Southerly right-of-way line of Atlantic Boulevard; thence in an Easterly direction, along the arc of a curve in last mentioned right-of-way line, said curve being concave Northerly and having a radius of 11549.16 feet, a chord bearing and distance of South 72(degrees)20'04" East, 76.66 feet; thence South 17(degrees)38'14" West, 17.47 feet to a point of curvature; thence in a Southwesterly direction, along the arc of a curve, said curve being concave Southeasterly and having a radius of 305.00 feet, a chord bearing and distance of South 09(degrees)28'22" West, 107.16 feet; thence South 00(degrees)44'44" East, 81.04 feet to a point of curvature; thence in a Southeasterly direction, along the arc of a curve, said curve being concave Northeasterly and having a radius of 45.00 feet, a chord bearing and distance of South 42(degrees)31'04" East, 59.96 feet, to a point of reverse curvature; thence in a Southeasterly direction, along the arc of a curve, said curve being concave Southwesterly and having a radius of 798.00 feet, a chord bearing and distance of South 79(degrees)45'17" East, 132.39 feet to the point of tangency of said curve; thence South 74(degrees)59'48" East, 276.32 feet to a point of curvature; thence in a Northeasterly direction, along the arc of a curve, said curve being concave Northwesterly and having a radius of 25.00 feet, a chord bearing and distance of North 60(degrees)00'12" East, 35.36 feet to the point of tangency of said curve; thence North 15(degrees)00'12" East, 188.55 feet to the said Southerly right-of-way line of Atlantic Boulevard; thence in an Easterly direction, along the arc of a curve in last mentioned right-of-way line, said curve being concave Northerly and having a radius of 11549.16 feet, a chord bearing and distance of South 75(degrees)12'13" East, 47.62 feet; thence in a Westerly direction, along the arc of a curve in the Northerly right-of-way line of old Atlantic Boulevard (as closed by City of Jacksonville Ordinance No. 81-897-371), said curve being concave Southerly and having a radius of 7211.97 feet, a chord bearing and distance of South 88(degrees)11'52" West, 1.16 feet; thence in an Easterly direction, along the arc of a curve in the said Southerly right-of-way line of Atlantic Boulevard, said curve being concave Northerly and having a radius of 11549.49 feet, a chord bearing and distance of South 75(degrees)36'18" East, 116.49 feet; thence South 15(degrees)00'12" West, 277.31 feet; thence South 00(degrees)44'44" East, 175.00 feet; thence South 89(degrees)15'16" West, 125.50 feet; thence South 00(degrees)44'44" East, 133.38 feet; thence South 05(degrees)45'28" West, 41.27 feet; thence South 00(degrees)44'44" East, 78.86 feet; thence North 89(degrees)15'16" East, 10.00 feet; thence South 00(degrees)44'44" East, 28.47 feet; thence North 89(degrees)15'16" East, 10.66 feet; thence South 00(degrees)44'44" East, 123.64 feet; thence North 89(degrees)15'16" East, 117.57 feet; thence South 00(degrees)44'44" East, 188.12 feet to the Point of Beginning.


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

                                   EXHIBIT A-1

                                 SKETCH OF LAND

                           [Site Plan Not Reproduced]


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Page 10 of 12 Pages                         Landlord _____     Tenant _____

                                 A D D E N D U M

      THIS ADDENDUM is attached to and made a part of that Lease dated August 22, 2002, between PROPERTY MANAGEMENT SUPPORT, INC., a Florida corporation, as Trustee of KERNAN WEST LAND TRUST u/t/a dated November 13, 2001, as Landlord, and OCEANSIDE BANK, INC., a Florida corporation, as Tenant. In the event of a conflict between this Addendum and the Lease, the terms of this Addendum shall control.

A. Paragraph 1(a) Land. The land shall be that parcel identified as "Outparcel A" on the attached Exhibit A-1.

B. Paragraph 1(a) Land. The Land is subject to all matters of record encumbering the Land including without limitation that Easement with Covenants and Restrictions recorded in Official Records Volume 10275, page 1143 and that Notice of Fair Share Assessment Contract recorded in Official Records Volume 10260, page 418, all of the public records of Duval County, Florida.

C.    Section 6 Reimbursements. The following shall be added to the end of
      Section 6, "As compensation for the use of the common areas of the Shopping Center, Tenant shall contribute its proportionate share of the maintenance for the parking and other common areas of the Shopping Center (the "CAM") and insurance for the common areas (the "Insurance"). Landlord shall present Tenant with an invoice each year for Tenant's proportionate share of the CAM and Insurance, which Tenant shall pay in twelve (12) equal monthly installments along with its payment of Base Rent."

D. Section 8 Construction Obligations. The following shall be added to the end of Section 8, "Tenant shall pave and maintain in good repair those areas identified as "Non-Exclusive Driveway" on Exhibit A-1. Tenant shall not construct or permit to be constructed on the Premises any wall, fence, curb or any other barrier (including landscaping) or obstacle to the free passage of vehicles and pedestrian traffic over and across the aforesaid "Non-Exclusive Driveway" areas."

E. Section 11(a) Insurance; Tenant is hereby modified to replace ($5,000,000.00) in line 4 with ($3,000,000.00).

F. Landlord shall deliver the Land to Tenant and subject to Tenant obtaining all necessary permits and approvals, Tenant may begin construction of the Improvements on or before November 1, 2002.

G. Exclusive. For as long as Tenant is not in default under this Lease and/or any extensions or renewals thereof, Landlord shall not lease any other space in the Shopping Center (as more particularly described in Exhibit A) for use as a full service retail bank, industrial savings bank, international bank agency, or full service branch banking facility. (Hereinafter collectively referred to as "Financial Institution"). The parties agree, however, that as to any other tenants in the Shopping Center whose leases are in effect as of the date of this Lease, such tenants may use the premises demised to them for any uses permitted by their respective leases. In the event a successor or assign to Landlord's interest in the Shopping Center, or any portion thereof, violates this exclusive right of Tenant, Tenant agrees that it shall have no cause of action against Landlord by reason of such violation and shall instead enforce its rights hereunder against such successor or assign. This paragraph G shall not apply to Wal Mart.

H. Landlord shall extend the utilities to 5'-0" (five feet) inside property line (sewer, domestic water, and storm drainage) to serve the Premises, sized to serve the intended use. These should be stubbed to the site for connection to the utilities constructed by the Tenant.


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

I. Landlord shall construct an access road from the Premises "nonexclusive driveways" to connect with Kernan Boulevard including any necessary curb cuts. This shall be completed not later than 90 days following the approval of the bank's site plan by the City of Jacksonville.

I. Landlord will cooperate with Tenant on all governmental approvals and provide copies of all information obtained including engineering plans, environmental reports, geotechnical reports, governmental approvals and surveys.

J. Landlord will prepare a pad-ready site to elevation approved by the Landlord.

K.    Landlord shall pay a commission to Coldwell Banker Commercial.

L. Shopping Center Restrictions: Tenant acknowledges that the following uses or activities are prohibited in the Shopping Center and the Premises. Tenant warrants and agrees that neither it, nor its successors, subtenants or assigns shall violate these prohibited uses or activities:

      A theatre, bowling alley, billiard parlor or night club, a cafeteria, restaurant (which for this purpose shall not include a sandwich shop, delicatessen, bakery or doughnut store, yogurt or ice cream shop, coffee shop, or any food service established not larger than 1,800 square feet), or other place of recreation or amusement, a business serving alcohol beverages (unless the primary business of such business is the sale of food), a grocery store, supermarket, pharmacy or membership warehouse club, a discount department store or other discount store containing greater than sixty thousand (60,000) square feet of leaseable area, a gas station operating within the Shopping Center shall be permitted to sell food products from a convenience store provided the size of the convenience store shall not exceed four thousand (4,000) square feet and the area within the convenience store devoted to the sale of pre-packaged food products shall not exceed two thousand (2,000) square feet, the sale of specialty food products, health food and /or health related food products and/or health and beauty aids, provided such store devotes less than four thousand (4,000) square feet of leaseable area to the display of such items.

                                END OF ADDENDUM


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